UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     April 23, 2013

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park 271 Mill Road Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

o          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 23, 2013, the stockholders of Datawatch Corporation (“Datawatch”) approved the adoption of Datawatch’s Amended and Restated 2011 Equity Compensation and Incentive Plan (the “Amended 2011 Plan”), which amends the original 2011 Equity Compensation and Incentive Plan to increase the shares authorized for issuance under such plan by 700,000 shares to 1,489,161 shares. For a description of the material features of the Amended 2011 Plan, please refer to Datawatch’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting of the Stockholders held on April 23, 2013, a copy of which was filed with the Securities and Exchange Commission on January 28, 2013 (File No. 000-19960) and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition

On April 25, 2013, Datawatch issued a press release reporting its financial results for its quarter ended March 31, 2013. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in this Item 2.02, including in Exhibit 99.1 attached hereto and incorporated herein by reference, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Datawatch, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of CFO

On April 23, 2013, James Eliason was appointed as Datawatch’s Chief Financial Officer, Treasurer, Secretary and Vice President of Finance. The selection of Mr. Eliason to serve in such capacities was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Eliason and any director or other executive officer of Datawatch and there are no related persons transactions between Datawatch and Mr. Eliason reportable under Item 404(a) of Regulation S-K.

Mr. Eliason, age 46, brings 20 years of financial and operational experience to the Datawatch leadership team, including corporate finance, investor relations, sales operations, mergers and acquisitions, human resources and information technology. Most recently, beginning in 2011, he served as CFO of Qvidian Corporation, a venture-backed software company that provides cloud-based sales enablement applications. From 2008 to 2011, he served as CFO of Desktone, Inc., a SaaS software company that provides a desktop cloud enablement platform. From 2004 to 2008, he served as CFO of Empirix, Inc., a high growth technology company that provides tools for voice and data applications. Earlier in his career, he held senior finance positions with Narad Networks, Inc. and Silverstream Software, Inc.

Pursuant to the terms of an offer letter made by Datawatch to Mr. Eliason, Mr. Eliason will be employed by Datawatch on an at-will basis and will receive an annualized salary of $275,000. In connection with his appointment on April 23, 2013, Datawatch’s Compensation and Stock Committee granted Mr. Eliason a one-time award of 75,000 restricted stock units for shares of Datawatch’s common stock (“RSUs”), such award to vest annually over a period of three years beginning April 23, 2013, subject to the further vesting condition that the price at which Datawatch’s common stock trades on a national stock exchange must exceed $17.50 per share for twenty consecutive days on or prior to April 23, 2016. Mr. Eliason will additionally be eligible for a target cash bonus of $75,000 under Datawatch’s fiscal 2013 Corporate Officers Compensation Plan, based on whether Datawatch fiscal 2013 financial plan goals for revenue and net income are met. As an employee of Datawatch, Mr. Eliason will also be eligible to participate in the benefits offered to Datawatch’s employees generally, including medical and dental coverage, life and long-term disability insurance, and Datawatch’s 401(k) profit sharing plan.

On April 23, 2013, Datawatch issued a press release regarding Mr. Eliason’s appointment as Chief Financial Officer. The press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

On April 23, 2013, Datawatch entered into an executive severance agreement with Mr. Eliason (the “Agreement”). The Agreement provides that in the event Datawatch or a successor to Datawatch following a change of control terminates Mr. Eliason’s employment for reasons other than for “Cause” or Mr. Eliason elects to terminate his employment with Datawatch for “Good Reason,” Mr. Eliason is entitled to severance payments equal in the aggregate to his then current annual base salary, payable on a monthly basis for six months following his termination date. In addition, Mr. Eliason would be entitled to payments of monthly premiums for group medical and dental coverage for eighteen months following such a termination.

“Cause” is defined in the Agreement as (i) the willful and continuing failure or refusal to render services in accordance with his obligations, (ii) gross negligence, dishonesty, or breach of fiduciary duty, (iii) fraud, embezzlement or substantial disregard of the rules or policies of Datawatch, (iv) acts which have or could reasonably be expected to generate significant adverse publicity toward Datawatch, (v) conviction for, or plea of guilty or no contest to, the commission of a felony, or (vi) material breach of the terms of the Proprietary Information and Inventions Agreement between Datawatch and Mr. Eliason. “Good Reason” is defined in the Agreement as including a material diminution in the nature or scope of such officer’s responsibilities, duties or authority, a material diminution in annual salary rate or a material change in geographic location where Mr. Eliason is required to perform services or is principally employed. As a condition to the receipt by Mr. Eliason of any payment or benefit under the Agreement, Mr. Eliason must first execute a valid, binding and irrevocable general release in favor of Datawatch and in a form reasonably acceptable to Datawatch, and must be in compliance with the terms of his Proprietary Information, Inventions and Non-Competition Agreement with Datawatch.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document.

Equity Awards

Effective upon stockholder approval of the Amended 2011 Plan on April 23, 2013, Datawatch granted under the Amended 2011 Plan to certain named executive officers of Datawatch, as follows:

•	An award of 30,000 RSUs was granted to Michael A. Morrison, such award to vest annually over a period of three years beginning January 17, 2015, subject to the further vesting condition that the price at which the Common Stock trades on a national stock exchange must exceed $17.50 per share for twenty consecutive days on or prior to January 17, 2018;

•	An award of options to purchase 75,000 shares of Datawatch common stock at an exercise price of $12.915 per share was granted to Mr. Morrison, such award to vest quarterly over a period of three years beginning January 17, 2013; and

•	An award 7,500 RSUs was granted to Daniel Incropera, such award to vest annually over a period of three years beginning January 17, 2013, subject to the further vesting condition that the price at which the Common Stock trades on a national stock exchange must exceed $17.50 per share for twenty consecutive days on or prior to January 17, 2016.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Datawatch was held on April 23, 2013, at which the stockholders voted on the following matters:

1.	The election of Richard de J. Osborne, James Wood, Thomas H. Kelly, Terry W. Potter, Christopher T. Cox, David C. Mahoney and Michael A. Morrison, constituting all of the directors of Datawatch, to the Board of Directors to serve for the ensuing year or until their respective successors are duly elected and qualified;

2.	The approval of the Amended 2011 Plan;

3.	The approval of the compensation of Datawatch’s named executive officers through an advisory vote (“Say on Pay”);

4.	The approval of the frequency of further advisory votes on the compensation of Datawatch’s named executive officers through an advisory vote (“Say on Frequency”); and

5.	The ratification of the appointment of Marcum LLP, Datawatch’s independent registered public accounting firm (“Auditor Ratification”).

Votes were cast as follows:

Director Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes
Richard de J. Osborne	3,941,942	2,371	2,107,469
James Wood	3,941,622	2,691	2,107,469
Thomas H. Kelly	3,941,642	2,671	2,107,469
Terry W. Potter	3,941,642	2,671	2,107,469
Christopher T. Cox	3,941,642	2,671	2,107,469
David C. Mahoney	3,938,155	6,158	2,107,469
Michael A. Morrison	3,937,875	6,438	2,107,469

Proposal	Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
Amended 2011 Plan	3,386,665	537,488	20,160	2,107,469
Say on Pay	3,875,763	44,908	23,642	2,107,469
Auditor Ratification	6,045,990	1,884	3,908	0

Proposal	One Year	Two Years	Three Years:	Abstentions	Broker Non-Votes
Say on Frequency	661,012	41,357	3,216,931	25,013	2,107,469

Consistent with the preference expressed by a majority of Datawatch’s stockholders in the Say on Frequency vote, the Board of Directors determined that it will hold a Say on Pay vote every three years until the next Say on Frequency vote, which will occur no later than Datawatch’s annual meeting of stockholders in 2019.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

The following Exhibit is furnished as part of this report:

Exhibit No.      Description

10.1	Letter Agreement by and between the Company and James Eliason, dated April 23, 2013.

99.1	Press release issued by Datawatch Corporation, dated April 25, 2013.

99.2	Press release issued by Datawatch Corporation, dated April 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

By: /s/ James Eliason

Name: James Eliason

Title: Chief Financial Officer

Date: April 25, 2013

EXHIBIT INDEX

Exhibit No.      Description

10.1	Letter Agreement by and between the Company and James Eliason, dated April 23, 2013.

99.1	Press release issued by Datawatch Corporation, dated April 25, 2013.

99.2	Press release issued by Datawatch Corporation, dated April 23, 2013.